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                                   FORM 8-A/A

                                 AMENDMENT NO. 1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         PERFORMANCE FOOD GROUP COMPANY
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             (Exact Name of Registrant as Specified in Its Charter)


Tennessee                                                   52-0402940
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(State of incorporation or organization)                 (I.R.S. Employer
                                                         Identification No.)


         6800 Paragon Place, Suite 500 Richmond, Virginia       23230
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(Address of Principal Executive Offices)                      (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a of class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of Each Exchange on Which
  Title of Each Class to be Registered            Each Class is to be Registered
  ------------------------------------            ------------------------------


        Securities to be registered pursuant to Section 12(g) of the Act:


                   Rights to Purchase Series A Preferred Stock
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                                (Title of class)


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The undersigned registrant hereby amends the following items and exhibits or other portions of its Registration Statement on Form 8-A filed on May 20, 1997, as follows:

Item 1. Description of Registrant's Securities to be Registered

Item 1 is hereby amended by adding the following paragraph:

        Effective November 22, 2000, Performance Food Group Company (the "Company") and the American Stock Transfer Trust Company, as Rights Agent executed an amendment ("Amendment No. 2 to Rights Agreement") to the Rights Agreement dated as of May 16, 1997, as amended on June 30, 1999 between the Company and First Union National Bank of North Carolina, as original rights agent (the "Rights Agreement"). The following paragraph summarizes the principal amendment to the Rights Agreement effectuated by Amendment No. 2 to Rights Agreement. Capitalized terms used without definition below have the meanings ascribed to them in the Rights Agreement.

        Removal of Continuing Director Provisions. Amendment No. 2 to Rights Agreement deletes the term "Continuing Director" in its entirety from the Rights Agreement; and removes from the Rights Agreement all references to Continuing Director decision making, such decision making now being vested in the Board of Directors.

Item 2.     Exhibits

            1. Rights Agreement, dated May 16, 1997, between Performance Food Group Company and First Union National Bank of North Carolina, as original Rights Agent, which includes as exhibits, the Form of Right Certificate and Summary of Rights Agreement (incorporated by reference to the Company's Current Report on Form 8-K dated May 19, 1997.)

            2. Amendment No. 1 to Rights Agreement, dated June 30, 1999 between Performance Food Group Company and American Stock Transfer Trust Company, as subsequent Rights Agent (incorporated by reference to the Company's Current Report on Form 8-K dated November 27, 2000.)

            3. Amendment No. 2 to Rights Agreement, dated November 22, 2000 between Performance Food Group Company and American Stock Transfer Trust Company, as subsequent Rights Agent (incorporated by reference to the Company's Current Report on Form 8-K dated November 27, 2000.)

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                                    SIGNATURE

        Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                      PERFORMANCE FOOD GROUP


                                      By: /s/ Roger L. Boeve
                                         ---------------------------------------
                                            Name:  Roger L. Boeve
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

Dated: November 27, 2000


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                                  EXHIBIT INDEX

            1. Rights Agreement, dated May 16, 1997, between Performance Food Group Company and First Union National Bank of North Carolina, as original Rights Agent, which includes as exhibits, the Form of Right Certificate and Summary of Rights Agreement (incorporated by reference to the Company's Current Report on Form 8-K dated May 19, 1997.)

            2. Amendment No. 1 to Rights Agreement, dated June 30, 1999 between Performance Food Group Company and American Stock Transfer Trust Company, as subsequent Rights Agent (incorporated by reference to the Company's Current Report on Form 8-K dated November 27, 2000.)

            3. Amendment No. 2 to Rights Agreement, dated November 22, 2000 between Performance Food Group Company and American Stock Transfer Trust Company, as subsequent Rights Agent (incorporated by reference to Current Report on Form 8-K dated November 27, 2000.)